F I N A N C I A L
RELATIONS BOARD

                         RE:  NN, Inc.
                       2000 Waters Edge Drive
                                                                                       Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Will Kelly	Marilynn Meek	Susan Garland
Vice President and Chief Administrative Officer	(General info)	(Analyst info)
(423) 743-9151	212-827-3773	212-827-3775

FOR IMMEDIATE RELEASE
March 17, 2009

NN, INC. REPORTS FILING OF FORM 12B-25

Johnson City, Tenn., March 17, 2009 – NN, Inc. (Nasdaq: NNBR) today announced that it requires additional time to finalize its fourth quarter statements and Annual Report on Form 10-K for the year ended December 31, 2008 and has filed with the Securities and Exchange Commission on Form 12b-25, Notification of Late Filing.  The Company will delay its filing  in order to more thoroughly complete  a review and analysis of the valuations of its recorded goodwill and other intangible assets.  NN expects to file its Form 10K on or before March 31, 2009, the fifteenth calendar day following the prescribed due date.

In preparing its financial statements, the Company has determined that additional time is required to complete its analysis due to the complexity of the calculations in relation to the unprecedented global economic conditions and the continued deterioration of its end markets.    The Company currently expects its analysis will result in the recording of total goodwill impairment charges in the range of $38.4 million pre-tax ($24.4 million after-tax) to $47.3 million pretax ($33.3 million after-tax) in the fourth quarter of 2008.

NN, Inc. manufacturers and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis.  Headquartered in Johnson City, Tennessee, NN has 12 manufacturing plants in the United States, Western Europe, Eastern Europe and China.  NN, Inc. had sales of US $421 million in 2007.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company's ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, the successful implementation of the global growth plan including development of new products and consummation of potential acquisitions and other risk factors and cautionary statements listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2007.
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